SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: April 18, 2001

C. R. BARD, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-6926	22-1454160
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

730 Central Avenue, Murray Hill, New Jersey 07974

(Address of principal executive offices)

Registrant's telephone number, including area code:	(908) 277-8000

Item 9. Regulation FD Disclosure

Following the achievement of the applicable performance criteria, 152,000 shares of performance-based restricted stock held by certain members of Bard's senior management have become eligible for vesting. Additionally as the result of the achievement of the performance criteria, 661,500 performance-based options held by certain members of Bard's senior management have vested and become exercisable. Bard today granted additional performance-based options to certain of its senior managers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. R. BARD, INC.
(Registrant)
Charles P. Slacik /s/
Charles P. Slacik
Senior Vice President and Chief Financial Officer

Date: April 18, 2001